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                     ________________ Shares of Common Stock


                                JORE CORPORATION


                             UNDERWRITING AGREEMENT


                                                              ____________, 1999

D.A. Davidson & Co.
Janney Montgomery Scott Inc.
First Security Van Kasper
As Representatives of the Several Underwriters

c/o D.A. Davidson & Co.
8 Third St. North
Davidson Building
Great Falls, MT 59403

Gentlemen:

         Jore Corporation, a Montana corporation (the "COMPANY"), and Merle
B. Jore (the "SELLING SHAREHOLDER") severally propose to sell to the several underwriters (the "UNDERWRITERS") named in Schedule I hereto, for whom you are acting as representatives (the "REPRESENTATIVES"), an aggregate of _______________ shares of the Company's Common Stock, $___ par value (the "FIRM SHARES"), of which ___________ shares will be sold by the Company and _______ shares will be sold by the Selling Shareholder. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the amount to be sold by the Selling Shareholder is set forth opposite his name in Schedule II hereto. The Company and the Selling Shareholder are sometimes referred to herein collectively as the "SELLERS." The Company also proposes to sell at the Underwriters' option an aggregate of up to ____________ additional shares of the Company's Common Stock (the "OPTION SHARES") solely to cover over-allotments in the sale of the Firm Shares by the Underwriters, as set forth below.

         As the Representatives, you have advised the Company and the Selling Shareholder that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several

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Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "SHARES."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER.

                  (a) The Company represents and warrants to each of the Underwriters as follows:

                           (i)      A registration statement on Form S-1
(File No. 333-78357) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "REGISTRATION STATEMENT," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. If the Company has elected to rely on Rule 462(b) under the Act and the Rule 462(b) Registration Statement has not been declared effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company will give irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the Act, or the Commission has received payment of such filing fee. The form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A is herein referred to as the "PROSPECTUS." If the Company has elected to rely on Rule 434 under the Act, the term sheet that satisfies the requirements of Rule 434 relating to the Shares that is first filed pursuant to Rule 424(b)(7), together with the preliminary prospectus that such term sheet supplements, also is referred to herein as the "PROSPECTUS." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "PRELIMINARY PROSPECTUS."

                           (ii)     The Company has not distributed and,
prior to the later of (a) the Closing Date or the Option Closing Date (as defined herein), as the case may be, and (b) the

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completion of the distribution of the Shares, will not distribute any offering material in connection with the Offering other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

                           (iii)    The Company has been duly organized and
is validly existing as a corporation in good standing under the laws of the State of Montana, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company; the Company is in possession of and operating in compliance with all material authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business as such business is described in the Prospectus, all of which are valid and in full force and effect; and, except for its 50% ownership interest in JB Tool, LLC, a Montana limited liability company, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

                           (iv)     The outstanding shares of Common Stock of
the Company, including all Shares to be sold by the Selling Shareholder, have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Company are outstanding except as set forth in the Prospectus.

                           (v)      All of the Shares conform to the
description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the requirements of Montana law.

                           (vi)     The Commission has not issued an order
preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares or instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will

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not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed with the Commission and the National Association of Securities Dealers, Inc. (the "NASD") on a timely basis all documents required by the Commission or the NASD to be so filed by the Company, and such documents, when they were filed with the Commission or the NASD, conformed in all material respects to the requirements of the Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the rules and regulations of the Commission promulgated thereunder, and the rules and regulations of the NASD, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (vii)    The financial statements of the Company,
together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required by the Act or by the Rules and Regulations to be included in the Registration Statement.

                           (viii)   Deloitte & Touche LLP, who have certified
certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                           (ix)     There is no action, suit, claim or
proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might (a) result in any change in the earnings, business, management, properties, assets, rights, operations, condition (financial or other) or prospects of the Company that is materially adverse to the Company, or (b) prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement; and to the Company's knowledge, except as disclosed in the Prospectus, there are no material legal or governmental actions, suits or proceedings pending or threatened against any executive officer or director of the Company, which could have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company.

                           (x)      The Company has good and marketable title to
all of the

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properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to the operations of the Company as now conducted or as proposed to be conducted.

                           (xi)     The Company has filed all federal, state,
local and foreign income tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company. The Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company.

                           (xii)    Since the respective dates as of which
information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company, other than the transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented. Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, and except as described in or specifically contemplated by the Prospectus, (a) there has not been any change in the authorized or outstanding capital stock (other than upon the sale of the Shares as contemplated hereby or upon the exercise of outstanding options or warrants disclosed in the Prospectus) of the Company and (b) there has not been any material increase in the short- or long-term debt of the Company.

                           (xiii)   The Company is not or, with the giving of
notice or lapse of time or both, will not be, in violation of or in default under its Articles of Incorporation or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the business or financial condition of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Articles of Incorporation or Bylaws of the Company, or any order, rule or regulation applicable to the

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Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (xiv)    The Company has full legal right, power
and authority to enter into this Agreement and perform the transactions contemplated hereby and to file the Registration Statement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                           (xv)     There are no other contracts or other
documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof, and neither the Company, nor to the Company's knowledge any other party thereto, is in material breach of or default under any of such contracts.

                           (xvi)    The Company holds all material licenses,
certificates and permits from governmental authorities that are necessary to the conduct of its business; and the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company. The Company knows of no infringement by others of material patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

                           (xvii)   The Company has not taken, directly or
indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                           (xviii)  The Company is not an "investment
company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 ACT"), and the rules and regulations of the Commission thereunder.

                           (xix)    The Company maintains a system of
internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xx)     The Company is insured by insurers of
recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus.

                           (xxi)    The Company is not in violation of any
federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company.

                           (xxii)   No labor dispute with the employees or
subcontractors of the Company exists or is threatened or imminent that could have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company.

                  (b) The Selling Shareholder represents and warrants as follows:

                           (i)      Selling Shareholder now has and at the
Closing Date (as such date is hereinafter defined) will have good and marketable title to the Firm Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, the Underwriters will, severally, acquire good and marketable title thereto, free and clear of any liens, encumbrances, and claims.

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                           (ii)     Selling Shareholder has full legal right,
power and authority to execute and deliver this Agreement, the Power of Attorney, the Transmittal Letter and the Custody Agreement (collectively referred to herein as the "CUSTODY AGREEMENT") and to perform its obligations. The execution and delivery of this Agreement and the consummation by Selling Shareholder of the transactions herein contemplated and the fulfillment by Selling Shareholder of the terms hereof will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) or any indenture, mortgage, deed of trust or other agreement or instrument to which Selling Shareholder is a party, or of any order, rule or regulation applicable to Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (iii)    Selling Shareholder has not taken,
directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of, the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                           (iv)     Without having undertaken to determine
independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, Selling Shareholder (a) has no reason to believe that the representations and warranties of the Company contained in this
Section 1 are not true and correct, and (b) is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company. The sale of the Firm Shares by Selling Shareholder pursuant hereto is not prompted by any information concerning the Company that is not set forth in the Registration Statement. The information pertaining to Selling Shareholder under the caption "Selling Shareholder" in the Prospectus is complete and accurate in all material respects.

         2.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Sellers agree to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Sellers, at a price of $______ per share, the number of Firm Shares set forth opposite the name of each Underwriter in SCHEDULE I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of the Selling Shareholder shall be several and not joint.

                  (b) Firm Shares shall be registered by ChaseMellon Shareholder Services L.L.C. in the name of the nominee of the Depository Trust Company, Cede & Co., and credited to the accounts of such of its participants as the Representatives shall request, upon notice to the Company and the Selling Shareholder at least 48 hours prior to the Closing Date (as defined below). The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

                  (c) Payment for the Firm Shares to be sold hereunder shall be made by or on behalf of the Underwriters (i) in the case of Firm Shares issued and sold by the Company, to the account of the Company of $__________ by wire transfer in immediately available funds and, (ii) in the case of Firm Shares sold by the Selling Shareholder, by wire transfer in immediately available funds, in each case against delivery of the Firm Shares in accordance with Section 2(b). Delivery or registry of and payment for the Firm Shares will be made at the offices of D.A. Davidson & Co., 8 Third St. North, Davidson Building, Great Falls, Montana at 10:00 a.m., Great Falls time, on the third full business day after the date of this Agreement (or on the fourth business day if permitted by Rule 15c6-1(c) under the Exchange
Act) or at such other time and date as you and the Company shall agree upon, such time and date being herein referred to as the "CLOSING DATE." As used herein, "BUSINESS DAY" means a day on which the New York Stock Exchange and the Nasdaq National Market are open for trading.

                  (d) In addition, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement (or, if such 30th day shall be a Saturday, Sunday or holiday, on the next business day thereafter), by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two nor later than five full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "OPTION CLOSING DATE"). The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm

Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. If the option is exercised as to all or any portion of the Option Shares, then such Option Shares shall be registered and credited, on the related Option Closing Date in the same manner and upon the same terms and conditions as set forth in
Section 2(b) hereof, except that reference therein to the Firm Shares and the Closing Date shall be deemed, for purposes of this Section 2(d), to refer to such Option Shares and Option Closing Date, respectively. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by or on behalf of the Underwriters to the account of the Company by wire transfer in immediately available funds against delivery of the Option Shares in accordance with this Section 2(d).

                  (e) If on the Closing Date the Selling Shareholder fails to sell the Firm Shares which he has agreed to sell on such date as set forth in SCHEDULE II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares which the Selling Shareholder has failed to so sell, as set forth in SCHEDULE II hereto, or such lesser number as may be requested by the Representatives.

                  (f) The Shares represented by the certificates held in custody for the Selling Shareholder under the Custody Agreement are, as a result of the obligations of such Selling Shareholder under this Agreement, subject to the interests of the Underwriters hereunder to the extent of such obligations. The arrangements made by the Selling Shareholder for such custody, and the appointment by the Selling Shareholder of the attorneys-in-fact by the Power of Attorney, are to that extent irrevocable. The obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement. Actions taken by the attorneys-in-fact of the Selling Shareholder pursuant to the Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not the custodian named in the Custody Agreement, the attorneys-in-fact of the Selling Shareholder, or any of them, shall have received notice of such death, incapacity, or other event.

         3.       OFFERING BY THE UNDERWRITERS.

         It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4.       COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

                  (a) The Company covenants and agrees with the several Underwriters that:

                           (i)      The Company will (a) prepare and timely
file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (b) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy, to which the Representatives shall have reasonably objected in writing, or which is not in compliance with the Rules and Regulations.

                           (ii)     The Company will advise the
Representatives promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                           (iii)    The Company will cooperate with the
Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                           (iv)     The Company will deliver to, or upon the
order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                           (v)      The Company will comply with the Act and
the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

                           (vi)     The Company will make generally available
to its shareholders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations, and will advise you in writing when such statement has been so made available.

                           (vii)    The Company will, for a period of five
years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market with the Commission pursuant to the Act or the Exchange Act.

                           (viii)   No offering, sale, short sale or other
disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of D.A. Davidson & Co., except that the Company may, without such consent, (a) issue shares of common stock upon conversion, exercise or exchange of securities outstanding on the date hereof and that are disclosed in the Prospectus, or
(b) grant options to purchase shares of common stock, and issue shares of common stock issuable upon exercise of such options, pursuant to the Company's stock option plan.

                           (ix)     The Company will use its best efforts to
cause, subject to notice of issuance, the Shares to be quoted on the Nasdaq National Market.

                           (x)      The Company has caused each officer and
director and specific shareholders of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of D.A. Davidson & Co. ("LOCKUP AGREEMENTS").

                           (xi)     The Company will not, and will not allow
any subsidiary to, publicly announce any intention to, and will not itself, and will not allow any subsidiary to, without the prior written consent of the Representatives, on behalf of the Underwriters, (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (a) or (b) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise), for a period beginning from the date hereof and continuing to and including the date 180 days after the Closing Date, except pursuant to this Agreement and other than with respect to shares of Common Stock issued upon conversion, exercise or exchange of securities outstanding on the date hereof and that are disclosed in the Prospectus.

                           (xii)    Neither the Company nor any of its
affiliates, nor any person acting on behalf of any of them will, directly or indirectly, (a) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (b) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Shares, or pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                           (xiii)   The Company will apply the net proceeds
from the sale of the Shares substantially as set forth under "Use of Proceeds" in the Prospectus.

                           (xiv)    If at any time during the 25 day period
after the Registration

Statement becomes effective or during the period prior to any Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the Representatives' sole judgment, the market price of the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from the Representatives advising the Company to the effect set forth above, consult with the Representatives concerning the substance of, and consider disseminating a press release or other public statement reasonably satisfactory to the Representatives responding to or commenting on, such rumor, publication or event.

                  (b) The Selling Shareholder covenants and agrees with the several Underwriters that:

                           (i)      Certificates in negotiable form, endorsed
in blank or accompanied by blank stock powers duly executed with signatures appropriately guaranteed, representing all of the Shares to be sold by the Selling Shareholder hereunder, have been placed in custody pursuant to the Custody Agreement.

                           (ii)     In order to document the Underwriters'
compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                           (iii)    Selling Shareholder will not, and no
person acting on behalf of the Selling Shareholder will, directly or indirectly, (a) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (b) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Shares or pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Shares by the Selling Shareholder under this Agreement).

                           (iv)     Selling Shareholder will not publicly
announce any intention to, and will not, without the prior written consent of the Representatives on behalf of the Underwriters, (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (a) and (b) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by such person on the date hereof or hereafter acquired, for a period beginning from the date hereof and continuing to and including the date 180 days after the Closing Date.

         5.       COSTS AND EXPENSES.

                  (a) The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto prior to or during the period when delivery of a Prospectus is required under the Act; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the fees of the Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws, not to exceed five thousand dollars ($5,000.00). To the extent that the Selling Shareholder engages special legal counsel other than Van Valkenberg Furber Law Group, P.L.L.C., to represent the Selling Shareholder in connection with this offering, the fees and expenses of such counsel shall be borne by the Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company.

                  (b) In addition to the foregoing expenses, the Company shall on the Closing Date pay to Janney Montgomery Scott Inc. a non-accountable expense allowance of twenty-five thousand dollars ($25,000). Except for such non-accountable expense allowance and expenses related to qualification under NASD regulation and State securities or Blue Sky laws, the Sellers shall not be required to pay for any of the Underwriters' expenses; PROVIDED THAT, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a) or 11(b) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholder, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Van Valkenberg Furber Law Group, P.L.L.C., counsel for the Company and the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), with respect to the matters set forth in EXHIBIT A hereto. In rendering such opinion counsel for the Company may rely as to matters governed by the laws of states other than Washington or federal laws on local counsel in such jurisdictions, provided that in each case counsel for the Company shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads it to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, counsel for the Company may state that their belief is based upon the procedures set forth therein, but is without independent investigation and verification.

                  (c) The Representatives shall have received from Stoel Rives LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, covering the issuance and sale of the Shares, the Registration Statement and the Prospectus, and such other related matters as the Representatives may reasonably require. In rendering such opinion counsel for the Underwriters may rely as to all matters governed other than by the laws of the State of Washington or federal laws on the opinion of counsel referred to in
Section 6(b).

                  (d) The Representatives shall have received at or prior to the Closing Date from counsel for the Underwriters a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

                  (e) You shall have received, on the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i)      The Registration Statement has become
effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                           (ii)     The representations and warranties of the
Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii)    All filings required to have been made
pursuant to Rules 424 or 430A under the Act have been made;

                           (iv)     He has carefully examined the Registration
Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v)      Since the respective dates as of which
information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company, other than the transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented.

                  (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates dated such date and signed by the Selling Shareholder (or by his attorney-in-fact on his behalf), to the effect that the Selling Shareholder has examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Selling Shareholder in this Agreement are true and correct on and as of such Closing Date or Option Closing Date, with the same effect as if made on such date, and that the Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement that are required to be performed or satisfied by him at or prior to such date.

                  (h) The Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (i) The Firm Shares and Option Shares, if any, have been approved for quotation on the Nasdaq National Market.

                  (j) The Lockup Agreements described in Section 4(a)(x) are in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Stoel Rives LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

         In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7.       CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

         The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and (B) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such Underwriter did not deliver a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Selling Shareholder herein contained; and will reimburse each Underwriter and each such controlling person for any legal or other expenses incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or government inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however that (A) the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and (B) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability based upon any untrue statement or alleged untrue statement or omission or alleged omission purchased the Shares which are the subject thereof if such Underwriter did not deliver a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). In no event, however, shall the liability of the Selling Shareholder for indemnification under this Section 8(b) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity agreement will be in addition to any liability that the Selling Shareholder may otherwise have.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or government inquiry relating to the offering of the Shares, whether or not the Company or any such director, officer, Selling Shareholder or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made (A) in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, and (B) in any Preliminary Prospectus delivered to the person asserting any loss, claim, damage or liability who purchased the Shares that are the subject of the alleged loss, claim, damage or liability if the Underwriter that sold such Shares did not deliver a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability that such Underwriter may have otherwise.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. No indemnification provided for in Sections 8(a) through (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Sections 8(a) through (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Sections 8(a) and (b) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a) through (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth under the caption "Underwriting" in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Shareholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, except as provided in Section 8(d). A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 48 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 48 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or

Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 15% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 15% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 48-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in
Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or telecopied and confirmed as follows:

     If to the Representatives:            With a copy to:
     --------------------------            ---------------

     D.A. Davidson & Co.                   Stoel Rives LLP
     8 Third St. North                     600 University Street
     Davidson Building                     Suite 3600
     Great Falls, Montana 59403            Seattle, Washington 98101-3197
     Attention:  Mark J. Semmens           Attention: Christopher J. Voss

     Facsimile: 406-791-7315               Facsimile: 206-386-7500

     If to the Company or the Selling      With a copy to:
     Shareholder:
     --------------------------------      ---------------

     Jore Corporation                      Van Valkenberg Furber Law Group
     45000 Highway 93 South                1325 Fourth Avenue, Suite 1200
     Ronan, Montana 59864                  Seattle, Washington 98101

     Attention: David H. Bjornson          Attention: William E. Van Valkenberg

     Facsimile: 406-676-8400               Facsimile: 206-464-2857

         Any such notice shall be effective, in the case of deliver, at the time of delivery, and in the case of mail or telecopier, at the time of dispatch.

         11.      TERMINATION.

         This Agreement may be terminated by you by notice to the Sellers as follows:

                  (a) at any time prior to the Closing Date if any of the following has occurred:

                           (i)      the Company or the Selling Shareholder shall
have failed to perform all obligations and satisfy all conditions on their part to be satisfied or performed hereunder at or prior to the Closing Date;

                           (ii)     the Company shall have, in the sole
judgment of the Representatives, sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or there shall have been any materially adverse change (including, without limitation, a change in senior management or control), or constitute a development involving a prospective materially adverse change, in the condition (financial or otherwise) of the Company or the earnings, business, management, properties, assets, rights, operations or prospects of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto), and such event singly or together with any other event makes it, in the sole judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus;

                           (iii)    any outbreak or escalation of hostilities or
declaration of war or national emergency or other national or international calamity or crisis or material adverse change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or material adverse change on the financial markets of the United States would, in your reasonable judgment, materially impair the ability to market the Shares or to enforce contracts for the sale of the Shares;

                           (iv)     suspension of trading in securities
generally on the New York Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such Exchange or Market;

                           (v)      the suspension of trading of the Company's
Common Stock by
the Commission on the Nasdaq Stock Market or in any over-the-counter market;

                           (vi)     the enactment, publication, decree or other
promulgation of any statute, regulation, rule or order of any court or other governmental authority which, in your opinion, materially and adversely affects or may materially and adversely affect the business or operations of the Company;

                           (vii)    declaration of a banking moratorium by
federal, New York or Montana authorities;

                           (viii)   the taking of any action by any governmental
body or agency in respect of its monetary or fiscal affairs which, in your opinion, has a material adverse effect on the securities markets in the United States;

                  (b)      as provided in Section 6 of this Agreement; or

                  (c)      as provided in Section 9 of this Agreement.

Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except for the liability of the Company and the Selling Shareholder in relation to expenses as provided in
Section 5 hereof, the indemnity provided in Section 8 hereof and any liability arising before or in relation to such termination.

         12.      SUCCESSORS.

         This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, the Selling Shareholder and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Company and the Selling Shareholder contained in Section 8 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and (ii) the indemnities of the Underwriters contained in Section 8 hereof shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, the Selling Shareholder and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase.

         13.      INFORMATION PROVIDED BY UNDERWRITERS.

         The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the second paragraph on the front cover page, legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" (to the extent that such information relates to the Underwriters) in the Prospectus.

         14.      MISCELLANEOUS.

         Time shall be of the essence of this Agreement.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Montana.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.


                                     Very truly yours,

                                     JORE CORPORATION



                                     By: ___________________________________
                                             Matthew B. Jore
                                             President


                                     SELLING SHAREHOLDER



                                     ---------------------------------------
                                             Merle B. Jore

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

D.A. DAVIDSON & CO.
JANNEY MONTGOMERY SCOTT INC.
FIRST SECURITY VAN KASPER

As Representatives of the several
Underwriters listed on Schedule I

By:      D.A. Davidson & Co.


By:___________________________
         Authorized Officer